Exhibit 99.1

Biodesix Announces Common Stock Purchase Agreement for up to $50 Million with Lincoln Park Capital

BOULDER, CO, March 7, 2022 – Biodesix, Inc. (Nasdaq: BDSX), a leading data-driven diagnostic solutions company with a focus in lung disease, today announced it has entered into a purchase agreement for the issuance and sale of its common stock, from time to time, of up to $50 million with Lincoln Park Capital Fund, LLC (LPC), a Chicago-based institutional investor.

Under the terms of the purchase agreement, Biodesix will have the right at its sole discretion, but not the obligation, to sell to LPC up to $50 million worth of common stock over the 36-month term of the agreement, subject to certain conditions. There are no upper limits to the price per common stock LPC may pay to purchase the common stock, and the purchase price of the common stock will be based on the prevailing market prices at the time of each sale to LPC. Biodesix controls the timing and amount of any future sales of its common stock to LPC.

There are no warrants, derivatives, financial or business covenants associated with the agreement, and LPC has agreed not to cause or engage in any direct or indirect short selling or hedging of Biodesix’s common stock. Biodesix may terminate the purchase agreement at any time, at its discretion, without any cost or penalty. In consideration for LPC entering into the purchase agreement, Biodesix issued shares of its common stock to LPC as a fee for LPC’s obligation to purchase common stock at the Company’s discretion.

Biodesix intends to use any net proceeds from the sale of its common stock to LPC to advance its growth strategy and for general corporate purposes.

Additional information regarding the purchase agreement with LPC is available in the Current Report on Form 8-K that Biodesix will file with the Securities and Exchange Commission.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any shares of common stock, nor shall there be any sale of shares of common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Biodesix

Biodesix is a leading data-driven diagnostic solutions company with a focus in lung disease. The Company develops diagnostic tests addressing important clinical questions by combining multi-omics through the power of artificial intelligence. Biodesix is the first company to offer eight non-invasive tests for patients with lung diseases. The blood based Nodify Lung® nodule risk assessment testing strategy, consisting of the Nodify XL2® and the Nodify CDT® tests, evaluates the risk of malignancy in incidental pulmonary nodules, enabling physicians to better triage patients to the most appropriate course of action. The blood based IQLung™ strategy for lung cancer patients integrates the GeneStrat ddPCR™ test, the GeneStrat NGS™ test and the VeriStrat® test to support treatment decisions across all stages of lung cancer with results in an unprecedented 36-72 hours, expediting time to treatment. Biodesix also leverages the proprietary and advanced Diagnostic Cortex® AI (Artificial Intelligence) platform, to collaborate with many of the world’s leading biotechnology and pharmaceutical companies to solve complex diagnostic challenges in lung disease. Biodesix launched the SARS-CoV-2 ddPCR™ test, the Platelia SARS-CoV-2 Total Ab, and the cPass™ SARS-CoV-2 Neutralization Antibody test (cPass™ Neutralization Test Kit, GenScript, Inc,) in response to the global pandemic and virus that impacts the lung and causes COVID-19. For more information about Biodesix, visit biodesix.com.

About Lincoln Park Capital Fund, LLC

LPC is a long-only institutional investor headquartered in Chicago, Illinois. LPC’s experienced professionals manage a portfolio of investments in public and private entities. These investments are in a wide range of companies and industries emphasizing life sciences and technology. LPC’s investments range from multi-year financial commitments to fund growth to special situation financings to long-term strategic capital offering companies’ flexibility and consistency. For more information, please visit lpcfunds.com.

Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “predict,” “potential,” “opportunity,” “goals,” or “should,” and similar expressions are intended to identify forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors. Biodesix has based these forward-looking statements largely on its current expectations and projections about future events and trends. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions. Forward-looking statements may include information concerning the impact of the COVID-19 pandemic on Biodesix and its operations, it is possible or assumed future results of operations, including descriptions of its revenues, profitability, outlook, and overall business strategy. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. The Company's ability to continue as a going concern could cause actual results to differ materially from those contemplated in this press release and additionally, other factors that could cause actual results to differ materially from those contemplated in this press release can be found in the Risk Factors section of Biodesix’s most recent annual report on Form 10-K, filed March 16, 2021 or subsequent quarterly reports on Form 10-Q during 2021, if applicable. Biodesix undertakes no obligation to revise or publicly release the results of any revision to such forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement.

Contacts:

Investors:

Chris Brinzey

chris.brinzey@westwicke.com

(339) 970-2843